SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 8, 2007

Integrated Silicon Solution, Inc.

____________________________________________

(Exact name of registrant as specified in its charter)

Delaware	000-23084	77-0199971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1940 Zanker Road

San Jose, California

95112

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (408) 969-6600

_________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders on July 30, 2007, the stockholders of Integrated Silicon Solution, Inc. (“ISSI”) approved, upon recommendation of ISSI’s Board of Directors, the adoption of the Integrated Silicon Solution, Inc. 2007 Incentive Compensation Plan (the “2007 Plan”).

The 2007 Plan shall serve as the successor to each of ISSI’s 1998 Stock Plan, Nonstatutory Stock Plan and 1995 Director Stock Option Plan (the “Predecessor Plans”), and no further grants shall be made under the Predecessor Plans.

The 2007 Plan permits the grant of stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance shares and performance units. The Compensation Committee of the Board of Directors of ISSI has the authority to determine the type of incentive award, as well as the terms and conditions of the award, under the 2007 Plan.

3,000,000 shares of ISSI’s common stock will initially be reserved for issuance under the 2007 Plan. The reserve is intended to approximate the number of shares of ISSI’s common stock available for issuance under the three Predecessor Plans. To the extent any options outstanding under the Predecessor Plans on the date of the Annual Meeting subsequently terminate unexercised or any unvested shares outstanding under the Predecessor Plans at such time are subsequently forfeited or repurchased by ISSI, the number of shares of common stock subject to those terminated options, together with the forfeited shares, will be added to the share reserve available for issuance under the 2007 Plan, up to an additional 4,000,000 shares.

The 2007 Plan is described in detail in the Company’s 2007 proxy statement on Schedule 14A filed with the Securities and Exchange Commission on June 29, 2007 in connection with the Annual Meeting of Stockholders held on July 30, 2007. The descriptions of the 2007 Plan set forth herein and in the proxy do not purport to be complete and are qualified in their entirety by reference to the full text of the 2007 Plan attached as Exhibit B to the proxy statement, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED SILICON SOLUTION, INC.

Date: August 8, 2007	/s/ SCOTT D. HOWARTH

Scott D. Howarth
Vice President and Chief Financial Officer